Exhibit 99.1

Daseke Announces $40 Million Stock Repurchase Program

Buyback authorization enables opportunistic cash deployment as part of a balanced capital allocation strategy

Addison, Texas, Sept. 30, 2022 -- Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets, announced today that its Board of Directors has approved a stock repurchase program, under which the Company is authorized to repurchase up to $40 million of its outstanding common stock.

The Company intends to fund the repurchase program with cash on hand. The shares may be repurchased from time to time in open market transactions at prevailing market prices, or other means in accordance with federal securities laws, and may be repurchased pursuant to a Rule 10b5-1 trading plan.

The timing, number, and value of shares repurchased under the program will be at management’s discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements. The program may be suspended, modified or discontinued by the Board at any time without prior notice.

Jonathan Shepko, Chief Executive Officer of Daseke commented, “This repurchase program emphasizes our conviction in the value proposition of Daseke across market cycles and our commitment to deploying capital responsibly and opportunistically in support of initiatives that enhance shareholder value. Our approach to sizing this buy-back was an exercise in balancing a highly attractive repurchase opportunity with the necessary discipline to preserve our continued commitment to stakeholders around balance sheet strength.”

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles, disruptions in capital and credit markets and inflationary cost pressures, the Company’s ability to adequately address downward pricing and other competitive pressures, the Company’s insurance or claims expense, driver shortages and increases in driver compensation or owner-operator contracted rates, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, impact to the Company’s business and operations resulting from the COVID-19 pandemic, seasonality and the impact of weather and other catastrophic events, the Company’s ability to secure the services of third-party capacity providers on competitive terms, loss of key personnel, a failure of the Company’s information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data or other security breach, or cybersecurity incidents, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to realize all of the intended benefits from acquisitions or investments, the Company’s ability to complete divestitures successfully, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness and the Company’s ability to finance its capital requirements, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, and litigation and governmental proceedings. Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors.”

Investor Relations:

Alpha IR Group
Joseph Caminiti or Ashley Gruenberg

312-445-2870

DSKE@alpha-ir.com